Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO AMENDED AND

RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of July 26, 2013 (this “Amendment”), is entered into by and among the following parties:

(i) OWENS CORNING RECEIVABLES LLC, a Delaware limited liability company, as seller (the “Seller”);

(ii) OWENS CORNING SALES, LLC, a Delaware limited liability company (“Owens Corning Sales”), as initial servicer (in such capacity, the “Servicer”);

(iii) THE BANK OF NOVA SCOTIA, a Canadian chartered bank (“BNS”), as administrator (in such capacity, the “Administrator”), as a Related Committed Purchaser, as an LC Bank and as a Purchaser Agent for the Liberty Street Purchaser Group (in such capacity, the “Liberty Street Purchaser Agent”);

(iv) PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Related Committed Purchaser, as an LC Bank and as a Purchaser Agent for the Market Street Purchaser Group (in such capacity, the “Market Street Purchaser Agent”);

(v) LIBERTY STREET FUNDING LLC (“Liberty Street”), as a Conduit Purchaser;

(vi) MARKET STREET FUNDING LLC (“Market Street”), as a Conduit Purchaser;

(vii) CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“Credit Agricole”), as a new Related Committed Purchaser and as a new Purchaser Agent for the Atlantic Purchaser Group (in such capacity, the “Atlantic Purchaser Agent”); and

(viii) ATLANTIC ASSET SECURITIZATION LLC (“Atlantic”), as a new Conduit Purchaser.

R E C I T A L S

A. Each of the parties hereto other than Credit Agricole and Atlantic are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the “Agreement”).

B. Credit Agricole desires to become a Related Committed Purchaser and a Purchaser Agent under the Agreement.

C. Atlantic desires to become a Conduit Purchaser under the Agreement.

D. The parties hereto desire to amend the Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other material covenants contained herein, the parties hereto agree as follows:

SECTION 1. Certain Defined Terms. Capitalized terms which are used herein without definition and that are defined in the Agreement shall have the same meanings herein as in the Agreement.

SECTION 2. Joinder of Credit Agricole and Atlantic to the Agreement.

(a) Atlantic as a Conduit Purchaser. From and after the date hereof, Atlantic shall be a Conduit Purchaser party to the Agreement for all purposes thereof and of the other Transaction Documents, and Atlantic assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Conduit Purchasers contained in the Agreement and the other Transaction Documents.

(b) Credit Agricole as a Related Committed Purchaser. From and after the date hereof, Credit Agricole shall be a Related Committed Purchaser party to the Agreement for all purposes thereof and of the other Transaction Documents, and Credit Agricole assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Related Committed Purchasers contained in the Agreement and the other Transaction Documents.

(c) Appointment of Credit Agricole as Purchaser Agent of Atlantic’s Purchaser Group. Credit Agricole and Atlantic hereby designate Credit Agricole as, and Credit Agricole hereby agrees to perform the duties and obligations of, the Purchaser Agent for Atlantic’s Purchaser Group. From and after the date hereof, Credit Agricole shall be a Purchaser Agent party to the Agreement, for all purposes of the Agreement and the other Transaction Documents, and Credit Agricole assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Purchaser Agents contained in the Agreement and the other Transaction Documents.

(d) Credit Agricole and Atlantic’s Credit Decisions. Each of Credit Agricole and Atlantic confirms that (i) it has received a copy of the Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Agreement and (ii) it will, independently and without reliance upon the Administrator, any Purchaser Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and the other Transaction Documents.

(e) Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of each of Credit Agricole and Atlantic as parties to the Agreement, and any otherwise applicable conditions precedent thereto under the Agreement and the other Transactions Documents (other than as set forth herein) are hereby waived.

SECTION 3. Assignment and Assumption.

(a) Assignment of Capital. At or before noon (New York time) on the date hereof the Atlantic Purchaser Agent on behalf of Atlantic shall pay to (i) the Liberty Street Purchaser Agent for the account of Liberty Street, in immediately available funds, the amount set forth on Exhibit A hereto (such amount, the “Liberty Street Payment”) representing 19.5919514% of the aggregate outstanding Capital of Liberty Street (the “Assigned Liberty Street Capital”) and (ii) the Market Street Purchaser Agent for the account of Market Street, in immediately available funds, the amount set forth on Exhibit A hereto (such amount, the “Market Street Payment”; together with the Liberty Street Payment, collectively, the “Total Payments”) representing 29.8289249% of the aggregate outstanding Capital of Market Street (the “Assigned Market Street Capital”; together with the Liberty Street Capital, collectively, the “Total Assigned Capital”). The payment made pursuant to this section shall be made in accordance with the wire instructions set forth on Exhibit B hereto.

Upon receipt by each of the applicable Purchaser Agents of its applicable portion of the Total Payments (i) Liberty Street hereby sells, transfers and assigns to Atlantic, without recourse, representation or warranty other than as set forth in Section 9 below, and Atlantic hereby irrevocably takes, receives and accepts from Liberty Street, the Assigned Liberty Street Capital and all related rights under the Agreement with respect thereto and (ii) Market Street hereby sells, transfers and assigns to Atlantic, without recourse, representation or warranty other than as set forth in Section 9 below, and Atlantic hereby irrevocably takes, receives and accepts from Market Street, the Assigned Market Street Capital and all related rights under the Agreement with respect thereto. Notwithstanding anything to the contrary set forth in this Section 3, all interest and fees that have accrued prior to the date hereof with respect to the Total Assigned Capital (or portion thereof) shall be payable to the applicable assigning Purchaser in accordance with the Agreement.

As of the Effective Date (as defined below) (and after giving effect to all assignments set forth above), the aggregate outstanding Capital of each Purchaser shall be as set forth on Exhibit A hereto (which after giving effect to all the assignments set forth above, the respective proportion of the Aggregate Capital of each Purchaser Group shall equal such Purchaser Group’s Pro-Rata Share with respect thereto).

(b) Waiver. Each of the parties hereto hereby acknowledges and agrees to the assignments and payments set forth in this Section 3 and expressly waives any notice or other requirements set forth in the Agreement or any other Transaction Document, as a prerequisite or condition precedent to any assignment, payment or other matter set forth herein.

SECTION 4. Notices.

(a) Credit Agricole’s address for notices under the Agreement and the other Transaction Documents shall be as follows:

Address:	Credit Agricole Corporate and Investment Bank 1301 Avenue of the Americas New York, NY 10019
Attention:	Debt Capital Markets-Securitization
Telephone:	212-261-3996
Facsimile:	917-849-5584

(b) Atlantic’s address for notices under the Agreement and the other Transaction Documents shall be as follows:

Address:	Atlantic Asset Securitization LLC c/o Credit Agricole Corporate and Investment Bank 1301 Avenue of the Americas New York, NY 10019
Attention:	Debt Capital Markets-Securitization
Telephone:	212-261-3996
Facsimile:	917-849-5584

With a copy to its Purchaser Agent.

(c) Each of Credit Agricole’s and Atlantic’s addresses for notices under the Agreement and the other Transaction Documents may be updated from time to time in accordance with Section 5.2 of the Agreement.

SECTION 5. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) Section 1.1(a) of the Agreement is amended to read as follows:

(a) On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, subject to Section 1.22 (i) request that (x) the Conduit Purchasers ratably (based on the Ratable Share of their respective Purchaser Groups) make purchases (and deemed purchases) of and reinvestments in, or (y) only if a Conduit Purchaser denies such request or is unable to fund (and provides notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), the Related Committed Purchasers ratably (based on their respective Commitments) make purchases (and deemed purchases) of and reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest from the Seller and (ii) request that an LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof (each such purchase, deemed purchase, reinvestment or issuance is referred to herein as a “Purchase”). Subject to Section 1.4(b) concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a Purchase. Each

Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date, based on the applicable Purchaser Group’s Ratable Share of each Purchase requested pursuant to Section 1.2(a) (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group’s Ratable Share of such Purchase) and, on the terms of and subject to the conditions of this Agreement, each LC Bank hereby agrees to issue Letters of Credit in return for undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Notwithstanding the requirement set forth in this paragraph (a) or otherwise herein that all Funded Purchases hereunder by Conduit Purchasers and Committed Purchasers be made ratably, based on the Ratable Share of their respective Purchaser Groups or based on their respective Commitments, (x) at any time when any Purchaser Group’s Actual Share of the Exposure would be less than its Ratable Share of the Exposure after giving effect to such Funded Purchase, such Funded Purchase (or portion thereof) shall be made on a non ratable basis by the Purchasers in such Purchaser Group with the largest Deficient Share immediately prior to such Funded Purchase in an amount equal to the lesser of (i) the amount by which, after giving effect thereto, such Purchaser Group would no longer have the largest Deficient Share (or, if after giving effect to the entire amount of any requested Funded Purchase by such Purchaser Group, such Purchaser Group would continue to have the largest Deficient Share, the entire amount of such requested Funded Purchase) and (ii) the amount by which, after giving effect thereto, such Purchaser Group’s Actual Share of the Exposure would equal its Ratable Share of the Exposure and (y) at any time after giving effect to the preceding clause (x), each Purchaser Group’s Actual Share of its Exposure equals its Ratable Share of its Exposure, such Funded Purchase (or portion thereof) by (A) the Conduit Purchasers shall be made ratably (based on the Ratable Share of their respective Purchaser Groups) and (B) the Related Committed Purchasers shall be made ratably (based on their respective Commitments); provided, however, that if a Conduit Purchaser Rate Event has occurred and is continuing with respect to a Conduit Purchaser in any Purchaser Group and the Seller shall have elected pursuant to Section 1.22, (i) such Purchaser Group shall be excluded from any requirement to make any Funded Purchase under this Section 1.1(a) and any such Funded Purchase shall be made by Purchasers other than any Purchasers in an Excluded Purchaser Group and (ii) each calculation of “Ratable Share”, “Actual Share”, “Exposure” and “Deficient Share”, solely for purposes of this Section 1.1(a), shall be determined without giving effect to any Excluded Purchaser Group, in each case, for so long as may be designated by the Seller pursuant to Section 1.22. Notwithstanding anything to the contrary set forth in this paragraph (a), under no circumstances shall any Purchaser make any purchase or reinvestment (including, without limitation, any Purchases deemed to have been requested by Seller pursuant to Section 1.1(b)) or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Purchase, the (i) aggregate outstanding amount of the Capital of such Purchaser, when added to all other Capital of all other Purchasers in such Purchaser’s Purchaser Group would exceed (A) its Purchaser Group’s Group Commitment, minus (B) the LC Participation Amount with respect to the related LC Bank, (ii) Exposure would exceed the Purchase Limit, (iii) Aggregate LC Participation Amount would exceed the lesser of (A) the aggregate of the Commitments of the LC Banks and (B) the LC Sublimit and (iv) LC Participation Amount with respect to any LC Bank would exceed such LC Bank’s Commitment.

The Seller may use the proceeds of any purchase by the Purchasers hereunder to satisfy its Reimbursement Obligation to the LC Banks (ratably, based on the outstanding amounts funded by each LC Bank) pursuant to Section 1.14(b) below.

(b) The first paragraph of Section 1.1(c) of the Agreement is amended to read as follows:

(c) The Seller may, upon at least 15 days’ written notice to the Administrator, terminate the Purchase Facility in whole or, upon at least 15 days’ written notice to the Administrator, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit (but not below the amount that would cause the Aggregate Capital plus the Adjusted LC Participation Amount to exceed the Purchase Limit or would cause the Group Capital of any Purchaser Group to exceed its Group Commitment, in each case after giving effect to such reduction); provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $100,000,000; provided, further, that in connection with any such partial reduction in the Purchase Limit, the LC Sublimit shall be reduced in an amount equal to the product of (i) the amount of such reduction in the Purchase Limit, times (ii) a fraction equal to (a) the LC Sublimit (prior to giving effect to such reduction), divided by (b) the Purchase Limit (prior to giving effect to such reduction). Each reduction in the Commitments hereunder shall be made ratably among the Purchasers (other than Conduit Purchasers) in accordance with their respective Commitment Percentages and their respective Commitments. The Administrator shall promptly advise the Purchaser Agents of any notice received by it pursuant to this Section 1.1(c). In addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder, no such termination or reduction shall be effective unless and until (i) in the case of a termination, the amount on deposit in the LC Collateral Account is at least equal to the then outstanding Aggregate LC Participation Amount and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the positive difference between the then outstanding Aggregate LC Participation Amount and the LC Sublimit as so reduced by such partial reduction.

(c) Section 1.4(d)(ii) of the Agreement is amended to read as follows:

(ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first, to the Servicer in payment in full of the Purchasers’ Share of all accrued Servicing Fees, second, to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Discount and Fees payable to all Purchasers at such time) (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group and all accrued Fees, third, to each Purchaser Agent ratably according to the Actual Share of the Exposure of such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) in an amount, for each Purchaser Group, equal to such Purchaser Group’s Actual Share of the Exposure (or, if such day is not a Termination Day, such Purchaser Group’s Actual Share of the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the Aggregate Capital); provided, that each Purchaser Agent shall apply any amount distributed to it pursuant to this third clause in the following order of priority: (x) first, in payment of the aggregate Capital of each Purchaser in such Purchaser Agent’s Purchaser Group and (y) second, to the LC Collateral Account for the benefit of any LC Bank in such Purchaser Agent’s Purchaser Group, to cash collateralize such LC Bank’s LC Participation Amount until the amount of cash collateral held in such LC Collateral Account equals 100% of the Aggregate LC Participation Amount; it being understood that each Purchaser Agent shall distribute the amounts described in the first, second and third clauses of this Section 1.4(d)(ii) to the Purchasers within such Purchaser Agent’s Purchaser Group ratably according to Discount, Fees and Capital, respectively, and fourth, if the Aggregate Capital and accrued Aggregate Discount with respect to each Portion of Capital for all Purchaser Groups have been reduced to zero, the amount on deposit in the LC Collateral Account equals 100% of the Aggregate LC Participation Amount and the aggregate of the Purchasers’ Share of all accrued Servicing Fees payable to the Servicer have been paid in full, to each Purchaser Agent ratably, based on the amounts payable to each Purchaser in such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder.

After the Aggregate Discount, fees payable pursuant to the Fee Letters and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full, and the Exposure has been reduced to zero, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

(d) Clause (ii) of Section 1.4(e) of the Agreement is amended by deleting the phrase “an Account” where they appear therein and substituting the phrase “a Lock-Box Account” therefor;

(e) The following new Section 1.22 is added to the Agreement immediately following Section 1.21 thereof:

Section 1.22. Conduit Purchaser Rate Event.

Notwithstanding anything to the contrary set forth in Section 1.1(a), if at any time a Conduit Purchaser Rate Event shall have occurred and be continuing with respect to a Conduit Purchaser in any Purchaser Group (any such Purchaser Group, an “Excluded Purchaser Group”), if requested by the Seller in its sole discretion (i) any Funded Purchase that occurs during the continuance of any Conduit Purchaser Rate Event shall be made by Purchasers other than any Purchaser in an Excluded Purchaser Group and (ii) any Excluded Purchaser Group shall be excluded for purposes of calculating the “Ratable Share”, “Actual Share”, “Exposure” and “Deficient Share” solely for purposes of Section 1.1(a), for so long as the Seller may designate. Any such request by the Seller shall be set forth in a Purchase Notice delivered to the Administrator and each Purchaser Agent (including the Purchaser Agent for such Excluded Purchaser Group) in accordance with Section 1.2(a). Notwithstanding the foregoing, the Seller may request that a Funded Purchase that occurs during the continuance of a Conduit Purchaser Rate Event be made by the Purchasers in an Excluded Purchaser Group on a pro rata basis with the Purchasers in the non-Excluded Purchaser Groups, or on a non-pro rata basis in accordance with Section 1.1(a).

(f) The first paragraph of Section 4.3 is amended (i) by deleting the term “Accounts” where it appears in clause (b) of the first paragraph thereof and substituting the term “Lock-Box Accounts” therefor and (ii) by deleting the term “Account” where it appears in clause (b) and the ultimate sentence of the first paragraph thereof and substituting the term “Lock-Box Account” therefor.

(g) The following new defined terms are added to Exhibit I of the Agreement in appropriate alphabetical order:

“Atlantic” means Atlantic Asset Securitization LLC.

“Conduit Purchaser Rate Event” means, at any time, if the average CP Rate of any Conduit Purchaser over the two immediately prior Settlement Periods exceeded the arithmetic average CP Rate of the other Conduit Purchasers for such Settlement Periods by 0.20% or more.

“Credit Agricole” means Credit Agricole Corporate and Investment Bank.

“Excluded Purchaser Group” has the meaning set forth in Section 1.22 of this Agreement.

“Non-Seasonal Period” means the period from and including February 1st of each calendar year, to but excluding November 1st of such calendar year.

“PNC” means PNC Bank, National Association.

“Seasonal Period” means the period from and including November 1st of each calendar year, to but excluding February 1st of the following calendar year.

(h) The definition of “Concentration Percentage” set forth in Exhibit I of the Agreement is replaced in its entirety with the following:

“Concentration Percentage” means: (a) for any Group A Obligor, 30%, (b) for any Group B Obligor, 15%, (c) for any Group C Obligor, 10% and (d) for any Group D Obligor, 6%; provided however, that so long as Lowes Companies, Inc. would be a Group B Obligor, the “Concentration Percentage” for Lowes Companies, Inc. shall be 20%; provided, further that, the “Concentration Percentage” for (i) ABC Supply Co., Inc. shall be 11% so long as ABC Supply Co. is neither a Group A Obligor nor a Group B Obligor and (ii) Masco Corporation shall be 8% so long as Masco Corporation is neither a Group A Obligor, a Group B Obligor or a Group C Obligor; and provided, further, that the Administrator or any Purchaser Agent may, from time to time in its sole and absolute discretion, terminate any of the special concentration percentages for any Obligor as set forth in the foregoing provisos (each, a “Special Concentration Percentage”), in each case upon twenty (20) days’ prior written notice to the Servicer, Seller and, to the extent such notice is delivered by a Purchaser Agent, the Administrator, and upon such termination the “Concentration Percentage” with respect to such Obligor shall be determined in accordance with this definition without giving effect to the applicable proviso.

(i) The definition of “Concentration Reserve Percentage” set forth in Exhibit I of the Agreement is replaced in its entirety with the following:

“Concentration Reserve Percentage” means, at any time, (a) the largest of the following: (i) the sum of the five (5) largest Group D Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (ii) the sum of the three (3) largest Group C Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (iii) the sum of the two (2) largest Group B Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), and (iv) the largest Group A Obligor Receivables balance (up to the Concentration Percentage for such Obligor), divided by (b) the sum of the outstanding balances of all Eligible Receivables, provided however, that for purposes of the calculation in clause (i) above so long as ABC Supply Co. Inc. shall be a Group D Obligor, the “Concentration Percentage” for ABC Supply Co. Inc. shall be deemed to be 8%, provided, further, that upon any termination of any Special Concentration Percentage with respect to any such Obligor, the “Concentration Reserve Percentage” shall be determined without giving effect to the foregoing proviso related to such Obligor.

(j) The definition of “Dilution Horizon” set forth in Exhibit I of the Agreement is amended to read as follows:

“Dilution Horizon” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during such calendar month to (b) the Net Receivables Pool Balance at the last day of such calendar month.

(k) The definition of “LC Sublimit” set forth in Exhibit I of the Agreement is amended by deleting the amount “$200,000,000” where it appears therein and substituting the amount “$160,000,000” therefor.

(l) The definition of “Liquidity Provider” set forth in Exhibit I of the Agreement is amended to read as follows:

“Liquidity Provider” means each of the following, including any Affiliate thereof: (a) PNC, (b) Credit Agricole and (c) BNS.

(m) The definition of “Purchase Limit” set forth in Exhibit I of the Agreement is amended to read as follows:

“Purchase Limit” means (i) during the Non-Seasonal Period, $250,000,000 and (ii) during the Seasonal Period, $200,000,000, in each case, as such amount may be reduced or increased pursuant to the terms hereof. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the Exposure.

(n) The definition of “Purchaser Group” set forth in Exhibit I of the Agreement is amended by inserting the phrase “, if any” immediately before the period at the end thereof.

(o) The definition of “Scheduled Commitment Termination Date” set forth in Exhibit I of the Agreement is amended by replacing the date “December 16, 2014” where it appears therein with the date “July 26, 2016”.

(p) The definition of “Spike Factor” set forth in Exhibit I of the Agreement is amended to read as follows:

“Spike Factor” means, for any calendar month, (a) the positive difference, if any, between: (i) the highest average of the Dilution Ratios for any three consecutive calendar months during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months times (b) (i) the highest average of the Dilution Ratios for any three consecutive calendar months during the twelve most recent calendar months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.

(q) The definition of “Yield Reserve Percentage” set forth in Exhibit I of the Agreement is amended by deleting the number “1.5” where it appears therein and substituting the number “2.25” therefor.

(r) Schedule IV of the Agreement is replaced in its entirety with Schedule IV hereto.

(s) Annex B of the Agreement is amended by replacing the parenthetical “(of which $             will be funded by the Liberty Street Purchaser Group and $             will be funded by the Market Street Purchaser Group)” with “(of which $             will be funded by the Liberty Street Purchaser Group, $             will be funded by the Market Street Purchaser Group and $             will be funded by the Atlantic Purchaser Group)”.

(t) Annex C of the Agreement is amended by replacing the parenthetical “(of which $             will reduce Capital funded by the Liberty Street Purchaser Group and $             will reduce the Capital funded by the Market Street Purchaser Group)” with “(of which $             will reduce Capital funded by the Liberty Street Purchaser Group, $             will reduce the Capital funded by the Market Street Purchaser Group and $             will reduce the Capital funded by the Atlantic Purchaser Group)”.

SECTION 6. Effect of Amendment; Ratification. All provisions of the Agreement, as amended by this Amendment, remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein is hereby ratified and confirmed.

SECTION 7. Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon (i) receipt by the Administrator of, each in form and substance satisfactory to the Administrator, counterparts of (A) this Amendment duly executed by each of the parties hereto and (B) that certain Second Amended and Restated Fee Letter (the “Fee Letter”) duly executed by the Administrator, each Purchaser Agent, each LC Bank, the Seller and Owens Corning Sales, (ii) the payment in full of the “Structuring Fee” (under and as defined in the Fee Letter) in accordance with the terms of the Fee Letter, (iii) receipt by the Administrator and each Purchaser Agent of certain corporate, enforceability and no conflict opinions from Sidley Austin LLP, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, (iv) receipt by the Administrator and each Purchaser Agent of certain corporate and no conflict opinions from internal counsel for the Seller and Owens Corning Sales, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, (v) receipt by the Administrator of a certificate of the Secretary or Assistant Secretary of each of the Seller and Owens Corning Sales, in form and substance reasonably satisfactory to the Administrator and (vi) the payment in full and receipt by the appropriate party of each portion of the Total Payments, in each case in accordance with Section 3 above.

SECTION 8. Representations and Warranties. Each of Owens Corning Sales and the Seller hereby represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as follows:

(a) Representations and Warranties. Each of the representations and warranties made by it under the Agreement and each of the Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its organizational powers and have been duly authorized by all necessary organizational action on its parts. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its respective terms.

(c) No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event, Unmatured Termination Event or Servicer Default exists or shall exist.

(d) Further Assurances. Such Person agrees to provide (or to cause to be provided) to the Administrator a copy of all agreements, documents, certificates and instruments, if any, relating to the subject matter of this Amendment, as the Administrator may reasonably request.

SECTION 9. Limited Representations and Warranties. Each of BNS, as a Related Committed Purchaser and a Purchaser Agent on behalf of Liberty Street, and PNC, as a Related

Committed Purchaser and a Purchaser Agent on behalf of Market Street, hereby represent and warrant as of the date hereof, that:

(a) such Person is the sole owner of the rights, title and interest in and to the interests being transferred by it hereunder free of any Adverse Claim created by or through it; and

(b) the aggregate outstanding amount of Capital of the Conduit Purchaser in its Purchaser Group is set forth on Exhibit A hereto.

SECTION 10. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery by facsimile or email of an executed signature page of this Amendment shall be effective as delivery of an original executed counterpart hereof.

(b) Section Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) Fees and Expenses. The Seller unconditionally agrees to pay within 10 Business Days of any demand therefor all reasonable and documented costs and expenses incurred by the Administrator, any Purchaser Agent and/or any Purchaser in connection with the preparation, execution and delivery of this Amendment and the transactions contemplated hereby, including, without limitation, reasonable fees, costs and expenses of legal counsel for the Administrator, the Purchaser Agents and the Purchasers.

(d) Transaction Document. This Amendment shall constitute a Transaction Document.

(e) GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(f) JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE

GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

(signatures begin on the next page)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

OWENS CORNING SALES, LLC,
as Servicer

By:	/s/ Jonathan Lyons
Name:	Jonathan Lyons
Title:	Treasurer

OWENS CORNING RECEIVABLES LLC,
as Seller

By:	/s/ Jonathan Lyons
Name:	Jonathan Lyons
Title:	Assistant Treasurer

S-1	Second Amendment to
A&R RPA (Owens Corning)

THE BANK OF NOVA SCOTIA,
as Administrator

By:	/s/ Paula J. Czach
Name:	Paula J. Czach
Title:	Managing Director

THE BANK OF NOVA SCOTIA,
as a Related Committed Purchaser

By:	/s/ Paula J. Czach
Name:	Paula J. Czach
Title:	Managing Director

THE BANK OF NOVA SCOTIA,
as an LC Bank

By:	/s/ Paula J. Czach
Name:	Paula J. Czach
Title:	Managing Director

THE BANK OF NOVA SCOTIA,
as a Purchaser Agent

By:	/s/ Paula J. Czach
Name:	Paula J. Czach
Title:	Managing Director

S-2	Second Amendment to
A&R RPA (Owens Corning)

LIBERTY STREET FUNDING LLC,
as a Conduit Purchaser

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

S-3	Second Amendment to
A&R RPA (Owens Corning)

MARKET STREET FUNDING LLC,
as a Conduit Purchaser

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

S-4	Second Amendment to
A&R RPA (Owens Corning)

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

PNC BANK, NATIONAL ASSOCIATION,
as an LC Bank

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

S-5	Second Amendment to
A&R RPA (Owens Corning)

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit Purchaser

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

S-6	Second Amendment to
A&R RPA (Owens Corning)

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Related Committed Purchaser

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

S-7	Second Amendment to
A&R RPA (Owens Corning)

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Purchaser Agent

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

S-8	Second Amendment to
A&R RPA (Owens Corning)

SCHEDULE IV

GROUP COMMITMENTS

A. Solely for purposes during any Non-Seasonal Period:

Purchaser Group Name	Capacity	Commitment	Group Commitment
Liberty Street Purchaser Group	Purchaser Group	N/A	$125,000,000
Liberty Street	Conduit Purchaser	N/A
BNS	Related Committed Purchaser	$125,000,000
BNS	LC Bank	$100,000,000
BNS	Purchaser Agent	N/A
Market Street Purchaser Group	Purchaser Group	N/A	$75,000,000
Market Street	Conduit Purchaser	N/A
PNC	Related Committed Purchaser	$75,000,000
PNC	LC Bank	$60,000,000
PNC	Purchaser Agent	N/A
Atlantic Purchaser Group	Purchaser Group	N/A	$50,000,000
Atlantic	Conduit Purchaser	N/A
Credit Agricole	Related Committed Purchaser	$50,000,000
Credit Agricole	Purchaser Agent	N/A

Schedule IV-1

B. Solely for purposes during any Seasonal Period:

Purchaser Group Name	Capacity	Commitment	Group Commitment
Liberty Street Purchaser Group	Purchaser Group	N/A	$100,000,000
Liberty Street	Conduit Purchaser	N/A
BNS	Related Committed Purchaser	$100,000,000
BNS	LC Bank	$100,000,000
BNS	Purchaser Agent	N/A
Market Street Purchaser Group	Purchaser Group	N/A	$60,000,000
Market Street	Conduit Purchaser	N/A
PNC	Related Committed Purchaser	$60,000,000
PNC	LC Bank	$60,000,000
PNC	Purchaser Agent	N/A
Atlantic Purchaser Group	Purchaser Group	N/A	$40,000,000
Atlantic	Conduit Purchaser	N/A
Credit Agricole	Related Committed Purchaser	$40,000,000
Credit Agricole	Purchaser Agent	N/A

Schedule IV-2

EXHIBIT A

Prior to giving effect to this Amendment, the Group Capital with respect to each Purchaser Group is set forth below:

Liberty Street:	$121,169,293
Market Street:	$83,330,707
Atlantic:	$0

After giving effect to this Amendment, the Group Capital with respect to each Purchaser Group is set forth below:

Liberty Street:	$97,429,864
Market Street:	$58,474,053
Atlantic:	$48,596,083

Payment Information:

Liberty Street Payment	$23,739,429
Market Street Payment	$24,856,654
Total Payments	$48,596,083

Exhibit A-1

EXHIBIT B

(Wiring Instructions)

Wiring Instructions with respect to amounts payable to the Liberty Street Purchaser Agent:

The Bank of Nova Scotia - New York Agency

ABA#: 026 - 002532

Account: Liberty Street Funding LLC

Acct#: 2158-13

Wiring Instructions with respect to amounts payable to the Market Street Purchaser Agent:

Bank: PNC Bank, NA

ABA #043 000 096

Account #1002422076

Account Name: Market Street Funding LLC

Ref: Owens Corning

Exhibit B-1